U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported): January 20, 2010


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

   Jersey, Channel Islands                          Not applicable
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
        of Incorporation)


                                One Castle Street
                           St. Helier, Jersey JE2 3RT
                                 Channel Islands
                              Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)



             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this Item 1.01

On January 20, 2010, Berkeley Technology Limited (the "Company") and The Bank of New York Mellon (the "Depository") entered into an amendment to the Deposit Agreement (as amended and restated as of June 24, 2002) primarily to shorten the time period in Section 6.02 from one year to 30 days